Exhibit 10.1
ENGAGEMENT AGREEMENT
          This agreement (the “Agreement”), effective and dated as of April 21, 2008, is by and between Lighting Science Group Corporation., a Delaware corporation (the “Company”), and Pegasus Capital Advisors IV, L.P., a Delaware limited partnership (“Pegasus”).
WITNESSETH
          WHEREAS, Pegasus has expertise and access to certain resources in conducting due diligence reviews of business entities; and
          WHEREAS, the Company is seeking assistance in conducting a due diligence investigation in connection with the possible acquisition of Lighting Partner, B.V. (the “Target Company”) pursuant to a share purchase agreement (the “Transaction”).
          NOW THEREFORE, and in consideration of the mutual covenants contained herein, the parties agree as follows:
1.	Term of the Agreement. The term of this Agreement shall be from the date hereof until the consummation of the Transaction or upon earlier termination by Company. Company may terminate this Agreement immediately by providing Pegasus with written notice of Company’s decision to abandon pursuit of the Transaction.

2.	Services Performed by Pegasus. Pegasus shall perform the services set forth on Exhibit A in return for the payment of a transaction fee of $400,000 (“Transaction Fee”) upon the terms and conditions herein. The Transaction Fee shall be paid to Pegasus within ten (10) business days of the execution of this Agreement to its account at:
JPMorgan Chase Bank
106 Corporate Park Drive
White Plains, New York 10604
ABA#: 021-000-021
For credit to: Pegasus Capital Advisors IV, LP
Account # 590-413-260
Pegasus shall be solely responsible for the payment of any and all costs or expenses incurred only by Pegasus in performing the Services hereunder. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, PEGASUS SHALL HAVE NO LIABILITY FOR THE SERVICES IT PROVIDES HEREUNDER OTHER THAN FOR ITS WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.
3.	Relationship of the Parties. The parties agree there is no relationship of partnership, agency, employment or joint venture between Company and Pegasus or any of their respective affiliates. No party has the authority to bind the other or incur any obligation on its behalf. The Company grants Pegasus no authority to enter into any agreement, understanding or commitment on behalf of the Company or to negotiate any contracts as to which Company would be bound.

4.	Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. The terms of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

5.	Modification. No modification of this Agreement shall be effective unless made in writing by both parties.

6.	Miscellaneous. All questions arising hereunder shall be determined according to New York law. This Agreement incorporates the entire understanding of the parties regarding the subject matter hereof and supersedes all previous agreements or understandings regarding the same, whether written or oral. The provisions of this Paragraph and Paragraphs 4 and 5 and Section (a) of Exhibit A will survive the expiration and any termination of this Agreement.
IN WITNESS WHEREOF, the undersigned parties have caused this Engagement Agreement to be duly executed and delivered as of the date first written above.

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Steve Hamilton
Stephen A. Hamilton
Its:	Senior Vice President — Finance

PEGASUS CAPTIAL ADVISORS IV, L.P.

By:	PEGASUS CAPITAL ADVISORS IV GP, LLC,
its General Partner

By:	/s/ Rodney Cohen
Rodney Cohen
Its:
Vice President

EXHIBIT A
SERVICES TO BE PERFORMED BY PEGASUS
In the course of Pegasus’ engagement hereunder, Pegasus, through its operating advisors, will exercise its commercially reasonable efforts to perform the following services related to the Transaction:
(a)	Maintain strict confidentiality of all financial and other proprietary information, data, and materials relating to the Transaction in accordance with Company’s confidentiality requirements in the Transaction;

(b)	Review, analyze and report to the Company regarding the business, operations, physical assets, financial condition and business prospects of the Target Company;

(c)	Work in the capacity outlined above with the Company’s and/or Target Company’s legal counsel, accountants, and other advisors as reasonably requested and directed by the Company;

(d)	Assist in all Transaction negotiations and in all document review as reasonably requested and directed by the Company; and

(e)	Any other matters related to the due diligence of the Target Company as requested by Company and reasonably necessary for the consummation of the Transaction.